UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 18, 2017
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 5 – Corporate Governance and Management

ITEM 5.02 – (e) Compensatory Arrangements of Certain Officers

On April 18, 2017, The Eastern Company (the “Company”) amended the Employment Agreement (the “Agreement”) with August M. Vlak, the Company’s President and Chief Executive Officer, dated as of March 29, 2016, to delete Section 5(h)(v) of Exhibit A to the Agreement. The purpose of this amendment was to remove the occurrence of an event insolvency or the filing of a petition in bankruptcy with respect to the Company from the definition of Constructive Termination. As a result of the Amendment, Mr. Vlak will not be entitled to receive change in control severance benefits solely as the result of the occurrence of such an event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: April 18, 2017	/s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer